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                                                                  Exhibit (p)(6)

                                POWER OF ATTORNEY

     I, the undersigned Trustee of Tax-Managed Growth Portfolio, a New York trust, do hereby constitute and appoint Alan R. Dynner, James B. Hawkes and Eric
G. Woodbury, or any of them, to be true, sufficient and lawful attorneys, or attorney for me, to sign for me, in my name in the capacities indicated below, any and all amendments (including post-effective amendments) to the Registration Statement on Form N-1A filed by Eaton Vance Mutual Funds Trust on behalf of an existing or proposed series with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF I have hereunto set my hand on the date set opposite my signature.


Signature                               Title               Date
---------                               -----               ----



/s/  Jessica M. Bibliowicz              Trustee             November 16, 1998
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     Jessica M. Bibliowicz